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                                    EXHIBIT F

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of MediaBay, Inc., dated as of September 8, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  September 8, 2000                SOROS FUND MANAGEMENT LLC


                                        By: /S/ Richard D. Holahan, Jr.
                                            ---------------------------
                                            Richard D. Holahan, Jr.
                                            Assistant General Counsel


Date:  September 8, 2000                GEORGE SOROS


                                        By: /S/ Richard D.Holahan, Jr.
                                            --------------------------
                                            Richard D. Holahan, Jr.
                                            Attorney-in-Fact